Exhibit 7.4

TRANSCANADA PIPELINES LIMITED

as Issuer

and

COMPUTERSHARE TRUST COMPANY OF CANADA

as Trustee

THIRD SUPPLEMENTAL INDENTURE PROVIDING FOR THE ISSUE OF UP TO $• PRINCIPAL AMOUNT OF TCPL SUB NOTES - SERIES 2017-A DUE •, 2077

Dated as of •, 2017

THIS THIRD SUPPLEMENTAL INDENTURE dated as of •, 2017,

BETWEEN:

TRANSCANADA PIPELINES LIMITED, a corporation existing under the federal laws of Canada and having an office in the City of Calgary in the Province of Alberta

(hereinafter called the “Issuer” or “TCPL”)

OF THE FIRST PART

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company existing under the federal laws of Canada and having an office in the City of Calgary in the Province of Alberta

(hereinafter called the “Trustee”)

OF THE SECOND PART

WHEREAS by a trust indenture (the “Original Indenture”) dated as of May 20, 2015 between the Issuer and the Trustee, provision was made for the issue of subordinated notes of the Issuer without limitation as to the aggregate principal amount but issuable only subject to the provisions of the Original Indenture;

WHEREAS by a first supplemental indenture to the Original Indenture dated as of May 20, 2015, $750,000,000 aggregate principal amount of subordinated notes of the Issuer, as a Series of TCPL Sub Notes designated as  TCPL Sub Notes - Series 2015-A due May 20, 2075, were issued;

WHEREAS by a second supplemental indenture to the Original Indenture dated as of August 11, 2016, $1,200,000,000 aggregate principal amount of subordinated notes of the Issuer, as a Series of TCPL Sub Notes designated as  TCPL Sub Notes - Series 2016-A due August 15, 2076, were issued;

WHEREAS the Issuer is desirous of issuing subordinated notes under the provisions of the Original Indenture, and this supplemental indenture, as a Series of TCPL Sub Notes to be designated as TCPL Sub Notes - Series 2017-A due •, 2077 (the “TCPL Sub Notes - Series 2017-A”);

WHEREAS the Issuer and the Trustee have agreed to supplement the Original Indenture as herein provided;

WHEREAS all necessary action has been taken by the Issuer to make the TCPL Sub Notes - Series 2017-A, when certified by the Trustee and issued as provided in this supplemental indenture, valid, binding and legal obligations of the Issuer with the benefits and subject to the terms of the Original Indenture and to make this supplemental indenture a valid and binding agreement of the Issuer, in accordance with its terms; and

WHEREAS the foregoing recitals are made as representations and statements of fact by the Issuer and not by the Trustee.

NOW THEREFORE THIS INDENTURE WITNESSETH and it is hereby covenanted, agreed and declared as follows:

ARTICLE 1

INTERPRETATION

1.1                               Definitions

In this supplemental indenture, unless there is something in the subject matter or context inconsistent therewith:

“Additional Amounts” has the meaning ascribed to such term in Section 2.6.2;

“Canadian Taxes” has the meaning ascribed to such term in Section 2.6.2;

“Closing Date” means •, 2017;

“Excluded Holder” has the meaning ascribed to such term in Section 2.6.2;

“Holders” means the registered holders, from time to time, of the TCPL Sub Notes - Series 2017-A or, where the context requires, all of such holders;

“Interest Payment Date” means, prior to and including •, 2027, • and • and, starting on •, 2027, •, •, • and •, of each year during which any TCPL Sub Notes - Series 2017-A are outstanding;

“Interest Period” means, initially, the period from and including the Closing Date to but excluding •, 2017 and thereafter from and including each Interest Payment Date to but excluding, the next following Interest Payment Date;

“Interest Reset Date” means •, 2027 and every •, •, • and • of each year during which any TCPL Sub Notes - Series 2017-A are outstanding thereafter until •, 2077, on which dates the interest rate on the TCPL Sub Notes — Series 2017-A will be reset as described on the Form of Fully Registered TCPL Sub Notes - Series 2017-A attached as Schedule 2.3 hereto;

“LIBOR” means, for any Interest Period, the rate for U.S. dollar borrowings appearing on page LIBOR01 of the Reuters Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Trust from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for U.S. Dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then “LIBOR” for such Interest Period shall be the rate at which U.S. dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of an agent selected by the Trust in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period;

“Maturity Date” means •, 2077;

“Moody’s” means Moody’s Investor Service, Inc.;

“Original Indenture” has the meaning ascribed to such term in the first recital to this supplemental indenture;

“Rating Event” means that the Trust or TCPL has received confirmation from S&P or Moody’s that due to (i) any amendment to, clarification of, or change in hybrid capital methodology or a change in the interpretation thereof, in each case occurring or becoming effective after the date of issue of the Trust Notes — Series 2017-A; or (ii) the application of a different hybrid capital methodology or set of criteria by S&P or Moody’s after the date of issue of the Trust Notes — Series 2017-A (due to any reason other than solely as a result of a decrease in the credit rating previously assigned to the Trust Notes — Series 2017-A, it being understood that for this purpose a “decrease in the credit rating previously assigned to the Trust Notes — Series 2017-A” means: (A) in the case of S&P, a rating below BBB; (B) in the case of Moody’s, a rating below Baa2; and (C) in the case of a designation by another rating agency, below an equivalent rating), the Trust Notes — Series 2017-A will no longer be eligible for the same or a higher amount of “equity credit” (or such other nomenclature that S&P or Moody’s may then use to describe “equity credit”) attributed to the Trust Notes — Series 2017-A on the date of issue of the Trust Notes — Series 2017-A.

“Tax Event” means the Trust, TCC or TCPL has received an opinion of independent counsel of a nationally recognized law firm in Canada or the United States experienced in such matters (who may be counsel to the Trust, TCC or TCPL) to the effect that, as a result of, (i) any amendment to, clarification of, or change (including any announced prospective change) in, the laws, or any regulations thereunder, or any application or interpretation thereof, of Canada or the United States or any political subdivision or taxing authority thereof or therein, affecting taxation; (ii) any judicial decision, administrative pronouncement, published or private ruling, regulatory procedure, rule, notice, announcement, assessment or reassessment (including any notice or announcement of intent to adopt or issue such decision, pronouncement, ruling, procedure, rule, notice, announcement, assessment or reassessment) (collectively, an “administrative action”); or (iii) any amendment to, clarification of, or change in, the official position with respect to or the interpretation of any administrative action or any interpretation or pronouncement that provides for a position with respect to such administrative action that differs from the theretofore generally accepted position, in each of case (i), (ii) or (iii), by any legislative body, court, governmental authority or agency, regulatory body or taxing authority, irrespective of the manner in which such amendment, clarification, change, administrative action, interpretation or pronouncement is made known, which amendment, clarification, change or administrative action is effective or which interpretation, pronouncement or administrative action is announced on or after the date of issue of the Trust Notes - Series 2017-A, there is more than an insubstantial risk (assuming any proposed or announced amendment, clarification, change, interpretation, pronouncement or administrative action is effective and applicable) that (A) the Trust, TCC or TCPL is, or may be, subject to more than a de minimus amount of additional taxes, duties or other governmental charges or civil liabilities because the treatment of any of its items of income, taxable income, expense, taxable capital or taxable paid-up capital with respect to the Trust Notes - Series 2017-A (including the treatment by the Trust, TCC or TCPL of interest on the TCPL Sub Notes - Series 2017-A or the Trust Notes - Series 2017-A) or the treatment of the TCPL Sub Notes - Series 2017-A or other property of the Trust, as or as would be reflected in any tax return or form filed, to be filed, or otherwise could have been filed, will not be respected by a taxing authority, (B) the Trust is, or will be, subject to more than a de minimus amount of taxes, duties or other governmental charges or civil liabilities, or (C) any payment of interest, consideration or otherwise in respect of the TCPL Sub Notes - Series 2017-A or the Trust Notes - Series 2017-A

gives rise to more than a de minimus amount of withholding tax for the Trust, TCC or TCPL and/or that results in the requirement to pay more than a de minimus amount of Additional Amounts under Section 2.6.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“TCC” means TransCanada Corporation and includes its successors and assigns;

“TCPL” means TransCanada PipeLines Limited and includes its successors and assigns;

“TCPL Sub Notes - Series 2017-A” means the up to $• principal amount of TCPL Sub Notes - Series 2017-A due •, 2077 issued by the Issuer hereunder;

“this supplemental indenture”, “hereto”, “hereby”, “hereunder”, “hereof”, “herein” and similar expressions refer to this supplemental indenture and not to any particular article, section, subdivision or other portion hereof, and include any and every supplemental indenture;

“Trust” means TransCanada Trust, a trust established under the laws of Ontario, and includes its successors and assigns; and

“Trust Notes - Series 2017-A” means the up to $• principal amount of Trust Notes - Series 2017-A due •, 2077 issued by the Trust.

Words importing the singular include the plural and vice versa and words importing the masculine gender include the feminine gender and vice versa.

1.2                               Interpretation Not Affected By Headings, etc.

The division of this supplemental indenture into Articles and Sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this supplemental indenture.

1.3                               Incorporation of Certain Definitions

All terms contained in this supplemental indenture which are defined in the Original Indenture, as supplemented and amended to the date hereof, shall, for all purposes hereof, have the meanings given to such terms in the Original Indenture, as so supplemented and amended, unless otherwise defined herein or unless the context otherwise specifies or requires.

1.4                               Definition of “this Indenture”

The term “this Indenture”, whenever used herein, means the Original Indenture as supplemented and amended by this supplemental indenture.

1.5                               Currency References

All references to dollar ($) amounts shall, unless otherwise expressly indicated herein, be to United States dollars.

1.6                               Additional Provisions Relating to the TCPL Sub Notes — Series 2017-A.

For the purposes of this supplemental indenture, and the TCPL Sub Notes — Series 2017-A:

“Business Day” means a day on which TCPL, the Trust, and the Trustee are open for business in the City of Calgary, Alberta, other than a Saturday, Sunday or any statutory or civic holiday in the City of Toronto, Ontario, the City of Calgary, Alberta or the City of New York, New York.

ARTICLE 2

THE TCPL SUB NOTES — SERIES 2017-A

2.1                               Limitation on Issue and Designation

The aggregate principal amount of the TCPL Sub Notes - Series 2017-A that may be issued and certified hereunder shall be limited to up to $• principal amount of the TCPL Sub Notes designated as “TCPL Sub Notes - Series 2017-A due •, 2077”.

2.2                               Terms of TCPL Sub Notes — Series 2017-A

2.2.1                                                                     The TCPL Sub Notes - Series 2017-A shall be dated as of the Closing Date, regardless of their actual date of issue, and shall mature on the Maturity Date.

2.2.2                                                                     Subject to Section 2.2.5 below, from the Closing Date to, but excluding, •, 2027, the TCPL Sub Notes - Series 2017-A will bear interest at the rate of •% per annum, payable in arrears in equal semi-annual payments on each Interest Payment Date to the persons in whose names the TCPL Sub Notes - Series 2017-A are registered at the close of business on the preceding • or •, respectively, with the first payment on •, 2017.  Notwithstanding the foregoing, the initial interest payment payable on •, 2017, will be $• per $1,000 principal amount of the TCPL Sub Notes - Series 2017-A.  From •, 2027 and on every Interest Reset Date thereafter until •, 2077, the interest rate on the TCPL Sub Notes - Series 2017-A will be reset as follows: (i) at an interest rate per annum equal to the three-month LIBOR plus •%, payable in arrears on each Interest Payment Date to the persons in whose names the TCPL Sub Notes - Series 2017-A are registered at the close of business on the preceding •, •, • or •, respectively, with the first payment at such rate being on •, 2027 and (ii) at an interest rate per annum equal to the three-month LIBOR plus •%, payable in arrears on each Interest Payment Date to the persons in whose names the TCPL Sub Notes - Series 2017-A are registered at the close of business on the preceding •, •, • or •, respectively, with the first payment at such rate being on •, 2047. Interest as aforesaid shall be payable after as well as before default, with interest on overdue interest, in like money, at the same rates and on the same dates.

2.2.3                                                                     Interest for each Interest Period from the Closing Date to, but excluding, •, 2027, will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest for each Interest Period from •, 2027 to the Maturity Date will be calculated on the basis of the actual number of days elapsed during each such Interest Period and a 360-day year. For the purposes of disclosure under the Interest Act (Canada), and without affecting the interest payable on the TCPL Sub Notes - Series 2017-A, whenever the interest rate on the TCPL Sub Notes - Series 2017-A is to be calculated on the basis of a period of less than a calendar year, the yearly interest rate equivalent for such interest rate will be the interest rate multiplied by the actual number of days in the relevant calendar year and divided by the number of days used in calculating the specified interest rate.

2.2.4                                                                     If any Interest Payment Date would otherwise fall on a day which is not a Business Day, payment shall be postponed until the next Business Day, and no further interest or other sums will accrue in respect of such postponement.

2.2.5                                                                     After the Closing Date, subject to the limit in Section 2.1, the Issuer shall be entitled to issue additional TCPL Sub Notes - Series 2017-A (“TCPL Sub Notes - Series 2017-A”), which shall have identical terms as the TCPL Sub Notes - Series 2017-A issued on the Closing Date, other than with respect to their issue date, issue price and, if applicable, their first interest payment date and interest accrual date.

2.2.6                                                                     With respect to any Additional TCPL Sub Notes - Series 2017-A, the Issuer shall set forth in an Officer’s Certificate, which shall be delivered to the Trustee, the following information:

2.2.6.1           the aggregate principal amount of such Additional TCPL Sub Notes - Series 2017-A to be authenticated and delivered pursuant to this Indenture;

2.2.6.2           the issue price and the issue of such Additional TCPL Sub Notes - Series 2017-A; and

2.2.6.3           if applicable, the first interest payment date and interest accrual date of such Additional TCPL Sub Notes - Series 2017-A.

2.3                               Form of TCPL Sub Notes - Series 2017-A

2.3.1                                                                     The TCPL Sub Notes - Series 2017-A shall be issued only as fully registered TCPL Sub Notes - Series 2017-A in denominations of $1,000 and integral multiples thereof and shall not, unless otherwise determined by the Issuer, be registered in the name of or held by or through any Clearing Agency.

2.3.2                                                                     The TCPL Sub Notes - Series 2017-A and the certificate of the Trustee endorsed thereon shall be in the English language (and may be in the French language) and shall be substantially in the form set out in Schedule 2.3 hereto, with such appropriate additions, deletions, substitutions and variations as the Trustee may approve (or as may be required to issue Additional Trust Notes-Series 2017-A pursuant to Section 2.2.5) and shall bear such distinguishing letters and numbers as the Trustee may approve, such approval of the Trustee to be conclusively evidenced by its certification of the TCPL Sub Notes - Series 2017-A. In the event that any provision of the TCPL Sub Notes - Series 2017-A in the French language, if any, shall be susceptible to an interpretation different from the equivalent provision in the English language, the interpretation of such provision in the English language shall be determinative.

2.3.3                                                                     The TCPL Sub Notes - Series 2017-A may be engraved, printed or lithographed, or partly in one form and partly in another, as the Issuer may determine.

2.4                               Registrar and Transfer Agent, Paying Agent and Calculation Agent

2.4.1                                                                     The Issuer hereby appoints the Trustee as the registrar and transfer agent of the TCPL Sub Notes - Series 2017-A and the Trustee hereby accepts such appointment.

2.4.2                                                                     The Issuer confirms that the Issuer will itself act as Paying Agent in respect of the TCPL Sub Notes - Series 2017-A and as the calculation agent to determine the amount of floating rate interest payable on the TCPL Sub Notes - Series 2017-A from and after •, 2027.

2.5                               Rights of Set-Off

Notwithstanding Section 4.8 of the Original Indenture, each party may set-off against amounts owing by it hereunder to another Person any amounts owing or accruing due by such Person to it or any of its Affiliates, without duplication.

2.6                               Additional Amounts

2.6.1                                                                     All payments made by or on account of any obligation of the Issuer under or with respect to the TCPL Sub Notes - Series 2017-A shall be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter, “Canadian Taxes”), or, in the event that a Successor Entity that is organized under the laws of a jurisdiction other than the laws of Canada or any province of territory thereof is substituted for the Issuer pursuant to Article 8 of the Original Indenture, by or on behalf of the government of such successor jurisdiction or any subdivision thereof or by any authority or agency therein or thereof having power to tax.

2.6.2                                                                     For so long as the Trust is the holder of TCPL Sub Notes — Series 2017-A, if the Trust is required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the Trust Notes - Series 2017-A, the Issuer shall pay as additional interest such additional amounts (“Additional Amounts”) as may be necessary so that the Trust may provide a net amount to each holder of Trust Notes — Series 2017-A (including Additional Amounts) after such withholding or deduction shall not be less than the amount such holder of Trust Notes — Series 2017-A would have received if such Canadian Taxes had not been withheld or deducted; provided, however, that no Additional Amounts shall be payable to the Trust with respect to a payment made to a holder of Trust Notes — Series 2017-A (an “Excluded Holder”) in respect of a beneficial owner of Trust Notes Series 2017-A (i) with which the Trust does not deal at arm’s length (for purposes of the Income Tax Act (Canada)) at the time of the making of such payment, (ii) which is subject to such Canadian Taxes by reason of the failure of such holder of Trust Notes — Series 2017-A to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in, the rate of deduction or withholding of, such Canadian Taxes, (iii) where all or any portion of the amount paid to such holder of Trust Notes — Series 2017-A is deemed to be a dividend paid to such holder of Trust Notes — Series 2017-A pursuant to subsection 214(16) of the Income Tax Act (Canada), or (iv) which is subject to such Canadian Taxes by reason of its carrying on business in or being connected with Canada or any province or territory thereof otherwise than by the mere holding of Trust Notes — Series 2017-A or the receipt of payments thereunder. The Trust shall make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required under applicable law.

2.6.3                                                                     If a holder of Trust Notes — Series 2017-A has received a refund or credit for any Canadian Taxes with respect to which the Issuer has paid Additional Amounts pursuant to this Section 2.6, and such holder has paid over such refund to the Trust, the Trust shall pay over such refund to the Issuer (but only to the extent of such Additional Amounts), net of all out-of-pocket expenses of such holder, together with any interest paid by the relevant tax authority in respect of such refund.

2.6.4                                                                     If Additional Amounts are required to be paid under this Section 2.6 as a result of a Tax Event, the Issuer may elect to redeem outstanding TCPL Sub Notes - Series 2017-A pursuant to Section 3.3.

2.7                               Transfer Restriction

Notwithstanding any provision of the Original Indenture, the TCPL Sub Notes - Series 2017-A may not be assigned or transferred by the Holder thereof without the prior consent of the Issuer.

ARTICLE 3

REDEMPTION AND PURCHASE FOR CANCELLATION OF THE TCPL SUB NOTES — SERIES 2017-A

3.1                               Redemption of TCPL Sub Notes - Series 2017-A at the Option of the Issuer

On or after •, 2027, the Issuer may, at its option, redeem the TCPL Sub Notes - Series 2017-A in whole at any time or in part from time to time on any Interest Payment Date and on not less than 30 days nor more than 60 days prior notice to the Holders thereof, without the consent of the Holders, at a redemption price per $1,000 principal amount of the TCPL Sub Notes - Series 2017-A equal to par, together with accrued and unpaid interest to, but excluding, the date fixed for redemption.

3.2                               Partial Redemption of TCPL Sub Notes - Series 2017-A

3.2.1                                                                     If less than all the TCPL Sub Notes — Series 2017-A are to be redeemed pursuant to Section 3.1, the Issuer shall, at least 15 days prior to the date that notice of redemption is given, notify the Trustee by Written Order of the Issuer of its intention to redeem the aggregate principal amount of the TCPL Sub Notes - Series 2017-A to be redeemed. The TCPL Sub Notes - Series 2017-A to be redeemed shall be selected by the Trustee on a pro rata basis, disregarding fractions, according to the principal amount of the TCPL Sub Notes - Series 2017-A registered in the respective names of each Holder, or in such other manner as the Trustee may consider equitable, provided that such selection shall be proportionate (to the nearest minimum authorized denomination for the TCPL Sub Notes - Series 2017-A established pursuant to Section 2.3).

3.2.2                                                                     If the TCPL Sub Notes - Series 2017-A in denominations in excess of the minimum authorized denomination for the TCPL Sub Notes - Series 2017-A are selected and called for redemption in part only (such part being that minimum authorized denomination or an integral multiple thereof) then, unless the context otherwise requires, references to the TCPL Sub Notes - Series 2017-A in this Article 3 shall be deemed to include any such part of the principal amount of the TCPL Sub Notes - Series 2017-A which shall have been so selected and called for redemption. The Holder of any TCPL Sub Notes - Series 2017-A called for redemption in part only, upon surrender of such TCPL Sub Notes - Series 2017-A for payment, shall be entitled to receive, without expense to such Holder, new TCPL Sub Notes - Series 2017-A for the unredeemed part of the TCPL Sub Notes - Series 2017-A so surrendered, and the Issuer shall execute and the Trustee shall certify and deliver, at the expense of the Issuer, such new TCPL Sub Notes - Series 2017-A having the same terms as are set out herein upon receipt from the Trustee or the Paying Agent of the TCPL Sub Notes - Series 2017-A so surrendered.

3.3                               Early Redemption upon a Tax Event

The Issuer may, at its option, redeem all (but not less than all) of the TCPL Sub Notes - Series 2017-A upon the occurrence of a Tax Event on not less than 30 days nor more than 60 days prior notice to the Holders thereof, without the consent of the Holders.  The redemption price per $1,000 principal amount of the TCPL Sub Notes - Series 2017-A shall be equal to par together with accrued and unpaid interest to, but excluding, the date fixed for redemption.

3.4                               Early Redemption upon Rating Event

The Issuer may, at its option, redeem all (but not less than all) of the TCPL Sub Notes - Series 2017-A at any time upon or following the occurrence of a Rating Event on not less than 30 days nor more than 60 days prior notice to the Holders thereof, without the consent of the Holders.  The redemption price per $1,000 principal amount of the TCPL Sub Notes - Series 2017-A shall be equal to par plus $20 together with accrued and unpaid interest to, but excluding, the date fixed for redemption.

3.5                               Notice of Redemption

Notice of any intention to redeem any TCPL Sub Notes - Series 2017-A shall be given by or on behalf of the Issuer to the Holders of the TCPL Sub Notes - Series 2017-A which are to be redeemed, not more than 60 days and not less than 30 days prior to the date fixed for redemption, in the manner provided in the Original Indenture. The notice of redemption shall, unless all the TCPL Sub Notes - Series 2017-A then outstanding are to be redeemed, specify the distinguishing letters and numbers of the TCPL Sub Note - Series 2017-A which are to be redeemed and, if a TCPL Sub Notes - Series 2017-A is to be redeemed in part only, shall specify that part of the principal amount thereof to be redeemed, and shall specify the redemption date, the redemption price and places of payment and shall state that all interest on the TCPL Sub Notes - Series 2017-A called for redemption shall cease from and after such redemption date.

3.6                               Purchase of the TCPL Sub Notes - Series 2017-A for Cancellation

3.6.1                       The Issuer may, purchase all or any of the TCPL Sub Notes - Series 2017-A in the open market (which may include purchases from or through an investment dealer or a firm holding membership on or that is a participant of a recognized stock exchange) or by invitation for tenders or by private contract and, in each case, at any price.

3.6.2                       If, upon an invitation for tenders, more TCPL Sub Notes - Series 2017-A than the Issuer is willing to purchase are tendered at the same lowest price, the TCPL Sub Notes - Series 2017-A to be purchased by the Issuer shall be selected by the Trustee pro rata, or in such other manner as the Trustee may consider equitable in compliance with applicable law, from the TCPL Sub Notes - Series 2017-A tendered by each Holder who tendered at such lowest price. For this purpose, the Trustee may make, and from time to time amend, regulations with respect to the manner in which the TCPL Sub Notes - Series 2017-A may be so selected and regulations so made shall be valid and binding upon all Holders, notwithstanding the fact that, as a result thereof, one or more of such TCPL Sub Notes - Series 2017-A become subject to purchase in part only. The Holder of any TCPL Sub Notes - Series 2017-A of which a part only is purchased, upon surrender of such TCPL Sub Notes - Series 2017-A for payment, shall be entitled to receive, without expense to such Holder, one or more new TCPL Sub Notes - Series 2017-A for the unpurchased part so surrendered and the Trustee shall certify and deliver such new TCPL Sub Notes - Series 2017-A upon receipt of the TCPL Sub Notes - Series 2017-A so surrendered.

3.7                               Cancellation of the TCPL Sub Notes - Series 2017-A

All TCPL Sub Notes - Series 2017-A redeemed and all TCPL Sub Notes - Series 2017-A purchased under this Article 3 shall forthwith be delivered to the Trustee and shall be cancelled by it and will not be reissued or resold, and except as provided in subsection 3.6.2, no TCPL Sub Notes - Series 2017-A shall be issued in substitution therefor.

ARTICLE 4

INDENTURE SUPPLEMENTAL TO ORIGINAL INDENTURE

4.1                               Indenture Supplemental to Original Indenture

This supplemental indenture is supplemental to the Original Indenture within the meaning of the Original Indenture and the Original Indenture, all indentures supplemental thereto and this supplemental indenture shall, subject to Section 1.9 of the Original Indenture, be read together and have the effect so far as practicable as though all the provisions thereof and hereof were contained in one instrument.

ARTICLE 5

ACCEPTANCE OF TRUSTS BY TRUSTEE

5.1                               Acceptance of Trusts by Trustee

The Trustee hereby accepts the trusts and duties declared and provided for in, and as otherwise contemplated by, this supplemental indenture and hereby agrees to perform the same upon the terms and conditions set forth herein and as contemplated hereby and in the Original Indenture, in each case as supplemented or amended from time to time.

ARTICLE 6

MISCELLANEOUS

6.1                               Counterparts

This supplemental indenture may be executed in several counterparts, including by facsimile or in electronic form, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear the same date as of the date hereof.

6.2                               Language of Indenture

The parties hereto have requested that this document, including the Schedules, be drafted in the English language.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties hereto have executed this supplemental indenture under the hands of their proper officers duly authorized in that behalf.

TRANSCANADA PIPELINES LIMITED

By:
Name:	Joel E. Hunter
Title:	Vice-President, Finance and Treasurer

By:
Name:	Christine R. Johnston
Title:	Vice-President, Law and Corporate Secretary

COMPUTERSHARE TRUST COMPANY OF CANADA

By:
Name:	Beatriz Fedozzi
Title:	Corporate Trust Officer

By:
Name:	Laura Leong
Title:	Corporate Trust Officer

[Signature page to TCPL Sub Note Supplemental Indenture]

SCHEDULE 2.3

FORM OF REGISTERED TCPL SUB NOTE — SERIES 2017-A

No.

TRANSCANADA PIPELINES LIMITED

(a corporation existing under the Canada Business Corporations Act)

TCPL Sub Notes — Series 2017-A Due •, 2077

TRANSCANADA PIPELINES LIMITED (the “Issuer”) for value received hereby acknowledges itself indebted and promises to pay to the registered holder hereof (the “Holder”) on •, 2077 or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture hereinafter mentioned, the principal sum of

[•] DOLLARS

($•)

in lawful money of the United States on presentation and surrender of this TCPL Sub Note - Series 2017-A (as defined below) at the principal office of the Trustee in the City of Calgary, Alberta or such other location as it may designate from time to time, and to pay interest on the principal amount hereof from and including the date hereof, or from and including the last Interest Payment Date (as defined in the Indenture) to which interest shall have been paid or made available for payment on the outstanding TCPL Sub Notes - Series 2017-A, whichever is later, at the rate of •% per annum, in like money at any one of the said places, in arrears in equal semi-annual payments on • and • in each year (or the next following Business Day (as defined in the Indenture) if such date is not a Business Day to the persons in whose names the TCPL Sub Notes - Series 2017 are registered at the close of business on the preceding • or •, respectively)  from •, 2017 to, but excluding, •, 2027.  Notwithstanding the foregoing, the initial interest payable on •, 2017, will be $• per $1,000 principal amount of TCPL Sub Notes Series 2017-A.  From •, 2027 and on every Interest Reset Date (as defined in the Indenture) thereafter until •, 2077, the interest payable on the TCPL Sub Notes - Series 2017-A will be reset as follows: (i) at an interest rate per annum equal the three-month LIBOR plus •%, payable quarterly in arrears on •, •, • and • of each year to the persons in whose names the TCPL Sub Notes - Series 2017-A are registered at the close of business on the preceding •, •, • or •, respectively, with the first payment at such variable rate being on •, 2027; and (ii) at an interest rate per annum equal to the three month LIBOR plus •%, payable quarterly in arrears on •, •, • and • of each year to the persons in whose names the TCPL Sub Notes - Series 2017-A are registered at the close of business on the preceding •, •, • or •, respectively, with the first payment at such a rate being on •, 2047.

This TCPL Sub Note - Series 2017-A is one of the TCPL Sub Notes - Series 2017-A due •, 2077 (the “TCPL Sub Notes - Series 2017-A”) of the Issuer issued or issuable under the provisions of a trust indenture made as of •, 2017 between the Issuer and Computershare Trust Company of Canada, as trustee (the “Trustee”), as supplemented by a third supplemental indenture dated •, 2017 between the Issuer and the Trustee (which trust indenture as so supplemented is herein referred to as the “Indenture”). The

TCPL Sub Notes - Series 2017-A issuable under the Indenture are limited to an aggregate principal amount of up to $•, in lawful money of the United States. Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which the TCPL Sub Notes - Series 2017-A are or are to be issued and held and the rights, remedies and obligations of the holders of the TCPL Sub Notes - Series 2017-A, of the Issuer and of the Trustee in respect thereof, all to the same effect as if the provisions of the Indenture were herein set forth, to all of which provisions the Holder by acceptance hereof acknowledges and assents.

As interest on this TCPL Sub Note- Series 2017-A becomes due, the Issuer (except in the case of payment at maturity, at which time payment of interest may be made upon surrender of this TCPL Sub Note- Series 2017-A) shall on each date on which interest becomes due, forward or cause to be forwarded to the Holder in the manner provided therein, a cheque by first class mail, postage prepaid or an electronic transfer of funds for such interest. Subject to the provisions of the Indenture, the forwarding of such cheque or effecting of such transfer shall satisfy and discharge all liability for interest on this TCPL Sub Note - Series 2017-A to the extent of the sum represented by such cheque or electronic transfer.

The TCPL Sub Notes - Series 2017-A are issuable only as fully registered TCPL Sub Notes - Series 2017-A in the denominations of $1,000 and integral multiples thereof. Upon compliance with the provisions of the Indenture, the TCPL Sub Notes - Series 2017-A of any denomination may be exchanged for an equal aggregate principal amount of the TCPL Sub Notes - Series 2017-A in any other authorized denomination or denominations.

The TCPL Sub Notes - Series 2017-A are direct obligations of the Issuer but are not secured by any mortgage, pledge, hypothec or other charge.

The indebtedness evidenced by this TCPL Sub Note - Series 2017-A and by all other TCPL Sub Notes - Series 2017-A now or hereafter certified and delivered under the Indenture is subordinated and subject in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment of all Issuer Senior Indebtedness (as defined in the Indenture), whether outstanding at the date of the Indenture or thereafter created, incurred, assumed or guaranteed.

The right is reserved to the Issuer to purchase or redeem the TCPL Sub Notes - Series 2017-A for cancellation in accordance with the provisions of the Indenture.

The Indenture contains provisions making binding upon all Holders of the TCPL Sub Notes - Series 2017-A outstanding thereunder resolutions passed at meetings of Holders of the TCPL Sub Notes - Series 2017-A held in accordance with such provisions and instruments signed by the Holders of a specified majority of the TCPL Sub Notes - Series 2017-A.

The TCPL Sub Notes - Series 2017-A may not be assigned or transferred by the Holder thereof without the prior consent of the Issuer.

This TCPL Sub Note - Series 2017-A shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

This TCPL Sub Note - Series 2017-A shall not become obligatory for any purpose until it shall have been certified by the Trustee under the Indenture.

2

IN WITNESS WHEREOF this TCPL Sub Note - Series 2017-A has been duly executed by the Issuer.

DATED as of                          , 2

TRANSCANADA PIPELINES LIMITED

By:
Name:
Title:

By:
Name:
Title:

3

(FORM OF TRUSTEE’S CERTIFICATE)

This TCPL Sub Note - Series 2017-A is one of the TCPL Sub Notes - Series 2017-A due •, 2077 referred to in the Indenture within mentioned.

COMPUTERSHARE TRUST COMPANY OF CANADA, Trustee

By:
(Authorized Signing Officer)

(FORM OF REGISTRATION PANEL)

(No writing hereon except by Trustee or other Registrar)

Date of Registration	In Whose Name Registered	Trustee or Registrar

(FORM OF CONSENT AND CERTIFICATE OF TRANSFER)

CERTIFICATE OF CONSENT AND TRANSFER

TransCanada PipeLines Limited hereby consents to the transfer of TCPL Sub Notes - Series 2017-A set forth below.

TRANSCANADA PIPELINES LIMITED

By:
Name:
Title:

By:
Name:
Title:

I or we assign and transfer this TCPL Sub Note - Series 2017-A to:

(Print or type assignee’s name, address and postal code)

and irrevocably appoint                           agent to transfer this TCPL Sub Note - Series 2017-A on the books of TransCanada PipeLines Limited. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears
on the TCPL Sub Notes - Series 2017-A)